Exhibit (a)(1)(D)

EQUITY LIFESTYLE PROPERTIES, INC.
OFFER TO ACQUIRE
EACH OUTSTANDING SHARE OF
8.034% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
FOR
ONE DEPOSITARY SHARE REPRESENTING 1/100th OF A SHARE OF
NEWLY CREATED
6.75% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, PLUS
CASH IN AN AMOUNT EQUAL TO THE AMOUNT OF ALL UNPAID DIVIDENDS ACCRUED ON
SUCH SERIES A SHARE THROUGH AND INCLUDING THE EXPIRATION DATE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 7, 2012

THE COMPANY MAY EXTEND THE OFFER PERIOD AND WITHDRAWAL PERIOD AT ANY TIME.

To Our Clients:

          Equity LifeStyle Properties, Inc. (the “Company”) is offering to acquire, upon the terms and subject to the conditions set forth in the Offer to Exchange, dated August 9, 2012 (the “Offer to Exchange”) and in the related letter of transmittal (the “Offer”) all of the 8,000,000 outstanding shares of its 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Shares”).

          For each Series A Share that the Company acquires pursuant to the Offer, it will exchange consideration (the “Offer Consideration”) comprised of (i) one newly issued depositary share (each a “Depositary Share”) representing 1/100th of a share of its newly created 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (a “Series C Share”) with a liquidation value equal to $25.00 per Depositary Share, plus (ii) cash in an amount equal to the amount of all unpaid dividends accrued on such tendered Series A Share through and including the Expiration Date. Each Depositary Share represents ownership of 1/100th of a Series C Share deposited with American Stock Transfer & Trust Company, LLC, as Depositary (the “Depositary”), and entitles the holder to all proportional rights, preferences and privileges of the Series C Shares represented thereby (including dividend, voting, redemption, conversion and liquidation rights and preferences). Dividends on the Series C Shares (and, therefore, the Depositary Shares) will accrue from the calendar day after the Expiration Date, regardless of the actual date of issuance.

          Enclosed for your consideration is a letter from the Company, the Offer to Exchange, the related letter of transmittal and an Instructions From Beneficial Owner form relating to the Offer.

          We are the holder of record (directly or indirectly) of Series A Shares held for your account. A tender of such Series A Shares can be made only by us pursuant to your instructions. PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender Series A Shares held by us for your account.

          We, as holders of Series A Shares on your behalf, are being requested to tender Series A Shares for acquisition by the Company pursuant to the terms and conditions of the Offer.

          We, as holders of Series A Shares on your behalf, cannot tender your Series A Shares unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series A Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to

Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series A Shares on your behalf in accordance with the terms and conditions of the Offer to Exchange.

Your attention is directed to the following:

1.

If you desire to tender any Series A Shares pursuant to the Offer and receive the consideration therefor, we must receive your instructions in ample time to permit us to affect a tender of the Series A Shares on your behalf on or prior to the Expiration Date.

2.

The Offer is conditional upon, among other things, at least 4,000,000 Series A Shares having been validly tendered and not withdrawn prior to the expiration of the Offer. See “The Offer—Conditions of the Offer.” If, at the expiration of the Offer, at least 4,000,000 Series A Shares have been validly tendered and not withdrawn, and all other conditions are satisfied or waived, the Company will acquire all tendered Series A Shares from the tendering holders.

3.

Any transfer taxes incident to the transfer of Series A Shares by the tendering holder will be paid by the Company, except as otherwise provided in the Offer to Exchange and the applicable letter of transmittal.

          If you wish to have us tender your Series A Shares, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT
INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

EQUITY LIFESTYLE PROPERTIES, INC.
OFFER TO ACQUIRE
EACH OUTSTANDING SHARE OF
8.034% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
FOR
ONE DEPOSITARY SHARE REPRESENTING 1/100th OF A SHARE OF
NEWLY CREATED
6.75% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, PLUS
CASH IN AN AMOUNT EQUAL TO THE AMOUNT OF ALL UNPAID DIVIDENDS ACCRUED ON
SUCH SERIES A SHARE THROUGH AND INCLUDING THE EXPIRATION DATE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 7, 2012
THE COMPANY MAY EXTEND THE OFFER PERIOD AND WITHDRAWAL PERIOD AT ANY TIME.

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to an offer (the “Offer”) by Equity LifeStyle Properties, Inc. (the “Company”), to acquire all 8,000,000 outstanding shares of the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $.01 par value per share (the “Series A Shares”), pursuant to the terms and subject to the conditions described in the Offer To Exchange, dated August 9, 2012 (the “Offer to Exchange”).

          Instruction to tender shares: This will instruct you to tender the number of Series A Shares set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange.

          The undersigned expressly agrees to be bound by the terms of the Offer as set forth in the Offer to Exchange and such terms may be enforced against the undersigned.

          Please tender

•	________ Series A Shares held by you for my account, as indicated below, pursuant to the terms of the Offer; or

•

The maximum number of Series A Shares held by you for my account that does not exceed ________% of all Series A Shares that are validly tendered and accepted for exchange pursuant to the terms of the Offer.

          If no amount is provided above with respect to the number of Series A Shares to be tendered and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender the entire amount of Series A Shares in which you hold an interest through The Depository Trust Company for my account.

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City	Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE SERIES A SHARES HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.